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                              PUBLISHING AGREEMENT
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      THIS PUBLISHING AGREEMENT ("Agreement") is made effective as of October 1,
1997, by and between LYONS PARTNERSHIP, L.P. ("Lyons") and KIDEO PRODUCTIONS, INC. ("Kideo").

      WHEREAS, Kideo desires to obtain a license to publish, print and distribute personalized children's books by incorporating therein a child's photograph, name and personalized text and also incorporating the Barney(R) dinosaur character and related characters, the rights to which are owned by Lyons (the "Characters") as more particularly described in Exhibit A, attached hereto and incorporated herein by reference (the "Barney Books"); and

      WHEREAS, Lyons is willing to grant such a license to Kideo only upon the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the premises, the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. TERM. The term of this Agreement shall commence on the date first set forth above and, unless earlier terminated pursuant to its provisions, shall continue through the date five (5) years thereafter (the "Term").

      2. TERRITORY. The rights granted to Kideo hereunder shall be only for the United States, and its territories, possessions and military bases worldwide, and Canada (collectively, the "Territory").

      3. LICENSED PRODUCTS. The license granted to Kideo hereunder shall be only for those children's books featuring the Characters as more particularly described in Exhibit A, only in the English language, and only in the format set forth in Exhibit A.

      4. CHANNELS OF DISTRIBUTION. As used herein, "Channels of Distribution" shall include the following and no others:

            (a) Retail stores and merchants for sale and distribution direct to the public; and

            (b) Sales by Kideo directly to the consumer whereby such consumer's order is delivered via mail or courier and not through traditional retail channels ("Direct Sales"). Direct Sales shall not encompass solicitation via flea market vendors or other similar means of distribution which traditionally service a secondary, over-run, or irregular market.


Publishing Agreement Between Lyons
Partnership, L.P. and Kideo Productions. Inc.
Page 1 of 19
Document No. 1870

      5.    LICENSE; RESERVED RIGHTS; PURCHASE OPTION.

            (a) On the terms and conditions set forth in this Agreement, Lyons hereby grants to Kideo and Kideo hereby accepts a non-exclusive license to publish, print and distribute the Barney Books only through the Channels of Distribution in the Territory. Within sixty (60) days following the one-year anniversary of Kideo's first publication date of the first title of the Barney Books, the parties shall negotiate in good faith regarding the potential grant of a license by Lyons to Kideo for additional titles for Barney Books to be manufactured and distributed hereunder, either new titles to be developed by Kideo or existing titles of Lyons' books. On reaching agreement on each additional title, if any, an exhibit substantially in the form of Exhibit A shall be signed by the parties and attached hereto, and shall thereupon be deemed to be fully incorporated herein by reference, and all references herein to "Barney Books" shall thereafter be deemed to include such additional title(s).

            (b) General Reservation of Rights. Lyons expressly reserves all rights not specifically granted to Kideo under this Agreement. Lyons may use or license to any other party all rights not expressly and explicitly granted to Kideo as Lyons, in its sole discretion, deems appropriate.

            (c) Specific Reservation of Rights. Without limiting the generality of Paragraph 5(b), Lyons specifically reserves and shall have the sole right to publish, print. distribute, sell or use, and to license or authorize others to use the Characters on or in connection with books and other items as follows:

                  (i) In connection with premiums, tie-ins, giveaways or promotional arrangements;

                  (ii) By or through any broadcasting company or related station airing programming related to the Characters;

                  (iii) By or through the Barney(R) Fan Club, any retail stores operated by or on behalf of Lyons and arty catalogues produced or distributed by or on behalf of Lyons;

                  (iv) On or about the premises of or in connection with any live events, personal appearances, tours, exhibitions or other performance venues featuring or otherwise relating to the Characters;

                  (v) In any theme or amusement park or retail store operated by or on behalf of such park; or


Publishing Agreement Between Lyons
Partnership, L.P. and Kideo Productions. Inc.
Page 2 of 19
Document No. 1870

                  (vi) In any theater showing a movie featuring the Characters or retail store operated by the studio distributing such movie.

            (d) Kideo agrees that it will refrain and will exercise due care to ensure that its customers refrain from using the Barney Books in any way which would involve any exercise of Lyons' reserved rights.

            (e) Purchase Option. Lyons shall have the right (but not obligation) to place orders with Kideo (by supplying Kideo the necessary personalized information for each Barney Book in the manner required by Kideo) and purchase from Kideo, such number of each title of the Barney Books (i) for non-resale promotional uses at Kideo's actual printing cost (including product and fulfillment cost), plus shipping and handling, and (ii) for other uses in connection with Lyons' reserved rights, at a price equal to the lowest wholesale price (including product and fulfillment cost) charged by Kideo to a third party purchaser. No Royalties shall be payable to Lyons by Kideo on account of such sales.

      6.    OWNERSHIP OF PROPRIETARY MATERIALS AND TECHNOLOGY.

            (a) Lyons' Ownership of Proprietary Materials. Kideo expressly acknowledges that the Characters and all copyrights, trademarks and other proprietary rights in or associated with the Characters (collectively, the "Proprietary Materials") are owned exclusively by Lyons. Kideo shall not acquire and shall not claim any title thereto, and Kideo shall derive no rights hereunder to use, manufacture, market or distribute any merchandise or materials whatsoever utilizing the Proprietary Materials except as expressly provided in this Agreement. The parties agree that all uses of the Proprietary Materials by Kideo pursuant to this Agreement shall inure to the benefit of Lyons.

            (b) Kideo's Ownership of Technology. As between Lyons and Kideo, and subject to Lyons' ownership as set forth in subparagraph (a) above, Kideo shall own all proprietary rights in and to the technology used in "personalizing" the Barney Books with a child's photograph, name, and personalized text. Lyons expressly acknowledges that nothing herein shall be construed to grant to Lyons any ownership interest in any trademarks, trade dress or other proprietary rights of Kideo, and Lyons shall nor claim any ride thereto or interest therein.

            (c) Image and Reputation. Neither party shall dispute the other's ownership rights, as between them, as set forth above. Neither party shall do or cause to be done anything that might adversely affect the image or reputation of the other party or such other party's products, characters, or proprietary materials. Kideo shall manufacture, sell, promote and distribute the Barney Books in an ethical manner and in accordance with the terms and intent of this Agreement.


Publishing Agreement Between Lyons
Partnership, L.P. and Kideo Productions, Inc.
Page 3 of 19
Document No. 1870

      7.    MARKETING.

            (a) Marketing Plan.. Kideo shall provide to Lyons, for Lyons' reasonable approval, a plan for the marketing and distribution of the Barney Books (the "Marketing Plan"). Kideo shall not proceed with implementation of the Marketing Plan without the prior approval of Lyons, which shall not be unreasonably withheld. Lyons shall make good faith efforts to promptly respond to Kideo's submitted Marketing Plan (or any portion thereof): provided that, failure of Lyons to inform Kideo whether Lyons approves the Marketing Plan within thirty (30) days following receipt thereof shall constitute Lyons' disapproval.

            (b) Implementation of Marketing Plan. On approval of the Marketing Plan and subject to the provisions of Paragraphs 9, 10 and 11 hereof, Kideo shall arrange for the design and production of packaging and marketing and promotional materials by those vendors regularly used in connection with Kideo's products, and the placement of any agreed on advertising of the Barney Books.

            (c) Premiums. promotions and giveaways. No Barney Books may be used as premiums, as part of promotions, or as giveaways without the prior written approval of Lyons. A detailed description of any such planned promotional or premium use of Barney Books, including, but not limited to, information about the quantity of merchandise involved and the purpose of the program, must be provided to Lyons. Failure to obtain prior written approval shall result in the obligation of Kideo to pay full royalties on all Barney Books given away, or used as premiums or in promotions.

            (d) Marketing Costs.. Kideo shall bear all marketing, promotional and advertising costs related to the Barney Books and shall arrange for all invoices therefor to be sent directly to Kideo.

      8.    DISTRIBUTION.

            (a) Kideo shall use its reasonable efforts to diligently and continuously manufacture, promote, market, sell and distribute (collectively. "Distribute") the Barney Books in commercially reasonable quantities throughout the Territory, beginning not later than the publication date agreed upon by the parties and set forth on the pertinent exhibit hereto. Kideo shall Distribute the Barney Books in accordance with its customary policies and practices applicable to similar products, substantially in accordance with the Marketing Plan and subject to those approvals of Lyons as required herein.

            (b) Fulfillment. Kideo shall maintain a number of staff and a quantity and quality of equipment sufficient to allow prompt fulfillment of reasonably anticipated orders.


Publishing Agreement Between Lyons
Partnership, L.P. and Kideo Productions. Inc.
Page 14 of 19
Document No. 1870

            (c) Kideo shall bear all distribution costs related to the Barney Books and shall arrange for all invoices therefor to be sent directly to Kideo.

       9.    APPROVALS AND QUALITY.

            (a) General. Each Barney Book and all elements thereof, including, without limitation, all editorial, photographic, artistic, credit and other material to be included in the Barney Book and the format and look thereof shall be subject to Lyons' prior written approval, which shall be in Lyons' reasonable discretion; further, each author and illustrator whom Kideo desires to use in the development of the Barney Books shall be subject to Lyons' prior written approval, which shall be in Lyon's sole discretion. No Barney Book shall be published, printed, sold, distributed, promoted or otherwise used in any manner whatsoever without Lyons' prior written approval.

            (b) Provision of Existing Books. In the event that the parties agree upon additional titles to be included as part of the Barney Books, which consist of existing Lyons' titles, Lyons will provide to Kideo, at a charge of Five Hundred Dollars ($500.00) per book title, such title(s) in CD format for Kideo's publication in the English language.

            (c) Submissions and Approvals. Kideo shall submit each Barney Book to Lyons, for Lyons' written approval, at each of the following stages:

                  (i)   first draft manuscript;
                  (ii)  final draft manuscript;
                  (iii) layout;
                  (iv)  rough artwork;
                  (v)   final artwork; and
                  (vi)  final proof.

Kideo must obtain Lyons' approval of each stage of development prior to proceeding to the next stage. Lyons shall use reasonable efforts to promptly complete its review and inform Kideo whether materials are approved or disapproved. Lyons' failure to approve, in writing, any such submission within fifteen (15) days following receipt shall constitute disapproval. If Lyons disapproves any such submission, Lyons shall explain its reasons therefor and describe with reasonable specificity all modifications that would be required for Lyons' approval. Kideo may request that any disapproval be reduced to writing, If Lyons does not approve an element of the final proof which it approved at an earlier stage and which was executed in conformity with such approved earlier stage, Kideo shall make such changes as required by Lyons. and Lyons shall reimburse Kideo its actual costs incurred in making such changes. In no event shall Lyons bear any responsibility for the cost of changes to elements not previously approved by Lyons or not executed in conformity with an approved earlier stage.


Publishing Agreement Between Lyons
Partnership, L.P. and Kideo Productions. Inc.
Page 5 of 19
Document No. 1870

            (d) Duplication Materials. Kideo shall be responsible for the preparation. at its sole cost, of all film positives, color separations, film negatives, black keyplate proofs, and other duplication materials used in the manufacture of the Barney Books by Kideo (the "Duplication Materials"), as well as all other costs in connection with the publication, printing, and distribution of the Barney Books. The Duplication Materials shall be owned by Lyons. During the term hereof. Kideo shall furnish to Lyons, at Kideo's actual out-of-pocket costs plus fifteen percent (15%), duplicate Duplication Materials (including, without limitation, duplicate film) for the Barney Books at Lyons' request. During the term of [his Agreement, Lyons will not, without the prior written consent of Kideo, use or grant to any third party the right to use any of the Duplication Materials in connection with the publication of a book in the Territory. However, the parties agree that Lyons shall be entitled, at all times, to use or grant to any third party the right to use all of Lyons' existing tides as published by Lyons, regardless whether any such existing tides are hereafter added as Barney Books.

            (e) Advertising Submissions and Approvals. Kideo may, subject to Lyons' prior written approval, use textual and pictorial matter pertaining to and including the Proprietary Materials on such promotional, display and advertising material as may, in its reasonable judgment, promote the sale of the Barney Books. No advertising may be placed in any Barney Book without Lyons' prior written consent, which Lyons may withhold in its sole discretion.

            (f) Approval Standards. Approval or disapproval shall be in Lyons' sole discretion. Any Barney Books or promotional materials used in connection therewith not approved by Lyons as provided in this Agreement shall be deemed unlicensed and shall not be manufactured, sold, distributed or promoted by Kideo. Lyons shall use reasonable best efforts to provide Kideo notice of its approval or disapproval and, in the latter case, its reasons for same, in a timely manner.

            (g) Changes and Modifications. Any modification of a Barney Book or any promotional materials must be submitted in advance for Lyons written approval as if it were a new Barney Book or new promotional material. Approval of a Barney Book or promotional material which uses particular artwork does not imply approval of such artwork for use with a different Barney Book or promotional material.

            (h) Quality Maintenance. All Barney Hooks and promotional material must conform in all respects to the proofs approved by Lyons. On first publication of each tide of the Barney Books, Kideo shall provide to Lyons, free of charge, 5 copies of each title of the Barney Books, with its packaging. At Lyons' request, Kideo shall provide to Lyons, for Lyons' periodic quality control inspection, a reasonable number of additional samples of the Barney Books and promotional and packaging material relating to the Barney Books. All samples furnished to Lyons shall be at no cost to Lyons, and no Royalties shall be payable with respect thereto.


Publishing Agreement Between Lyons
Partnership, L.P. and Kideo Productions. Inc.
Page 6 of 19
Document  No. 1870

            (i) Damaged, Defective, Non-Approved or Non-Complying Items. Kideo shall not knowingly. nor shall it knowingly permit any third party to sell, market, distribute or use, for any purpose whatsoever, any Barney Books or promotional and packaging material relating to the Barney Books which are damaged. defective, seconds or otherwise substandard or fail to meet Lyons' trademark and copyright usage and notice requirements or safety standards.

            (j) Recall and Destruction. If any Barney Books or promotional or packaging materials manufactured, distributed, sold, promoted or otherwise used
(i) have not been previously approved by Lyons; (ii) in Lyons' reasonable judgment, have deteriorated in later production from those previously approved by Lyons; (iii) are damaged, defective, seconds or otherwise substandard; or
(iv) fail to meet Lyons' trademark and copyright usage and notice requirements or safety standards, Lyons may, together with any other remedies available to it, require such Barney Books or promotional or packaging materials to be immediately recalled and withdrawn from the market arid destroyed at Kideo's expense, such destruction to be attested to in a certificate signed by an officer or principal of Kideo.

      10.    OWNERSHIP, COPYRIGHT AND TRADEMARK NOTICES AND PROTECTION.

            (a) Ownership. Lyons shall own all copyrights and renewals thereof, trademarks and other proprietary rights in any and all materials approved by Lyons for use in any of the Barney Books or which incorporate or otherwise include any of the Proprietary Materials (the "Book Material"). Kideo agrees and acknowledges that any Book Material shall be a "work-made-for-hire" within the meaning of the United Stares Copyright Act and shall be owned in its entirety exclusively by Lyons. Lyons reserves for itself or its designees all rights to use any and all Book Material, without limitation. To the extent any Book Material created by Kideo or any other person or entity is deemed not to be a work-made-for-hire, Kideo hereby assigns to Lyons all copyrights, trademarks and other proprietary rights in such Book Material. Kideo agrees to execute or cause to be executed by any of its employees who participate in the creation of any such Book Material any additional documents proposed by Lyons to effectuate and confirm Lyons' sole and exclusive ownership of all copyrights, trademarks and other proprietary rights in and to such Book Material, and Kideo irrevocably appoints Lyons as its attorney-in-fact to execute any and all such documents if Kideo fails to return executed copies of such documents to Lyons within fifteen
(15) days following submission. Kideo warrants and represents that all contributions to the creation of Book Material shall be undertaken as works-made-for-hire for Kideo on behalf of Lyons. If any third party makes or has made any contribution to the creation of Book Material, Kideo shall, prior to any use of such Book Material, obtain from such party a full assignment of rights such that the foregoing assignment by Kideo shall vest full rights in Lyons. Kideo shall not, without the prior written approval of Lyons. give or agree to give credit of any kind to any such party or


Publishing Agreement Between Lyons
Partnership, L.P. and Kideo Productions. Inc.
Page 7 of 19
Document No. 1870
any employee of Kideo who participates in the creation of Book Material. Lyons acknowledges chat nothing herein shall be construed to grant to Lyons any ownership interest in any Kideo trademarks or trade drew

            (b) Preparation of Artwork by Lyons. In the event that artwork for use in the development of the Barney Books or any related packaging, display or promotional materials is created by Lyons (or by third parties under contract to Lyons), either at Kideo's request or as necessary, in Lyons' opinion, to modify artwork initially prepared by Kideo and submitted for Lyons~ approval, Kideo shall pay for such artwork at Lyons' prevailing commercial art rate. All such payments shall be made by Kideo within forty-five (45) days of receipt of Lyons' invoice for same. Lyons shall, upon Kideo's request, provide to Kideo estimates of charges for artwork to be created by Lyons, which shall be agreed upon by Kideo prior to Lyons beginning work.

            (c) Notices. Kideo shall cause appropriate copyright and trademark notices or other indicia of Lyons' ownership to be imprinted, irremovably and legibly, on each Barney Book and all advertising, promotional, packaging and wrapping material which includes any of the Proprietary Materials. In no event shall Kideo use any copyright or trademark notices which shall conflict or be confusing with or negate any notices required hereunder by Lyons. Matters relating to Lyons' trademarks, copyrights, and other notice elements, UPC symbols, cover layout and packaging elements shall be determined by Lyons, in its sole discretion.

            (d) Protection. Kideo shall assist Lyons in the procurement, protection, and maintenance of Lyons' rights in and to the Proprietary Materials, including, but not limited to, cooperating in the preparation and filing and renewal of registered user applications, as necessary, in the Territory. Lyons may, in its sole discretion, commence or prosecute and effect the disposition of any claims or suits relative to the imitation, infringement or unauthorized use of the Proprietary Materials either in its own name, or with Kideo's prior written consent, in the name of Kideo, or join Kideo as a party in the prosecution of such claims or suits. Kideo agrees to cooperate fully with Lyons in connection with any such claims or suits and undertakes to furnish full assistance to Lyons in the conduct of all proceedings in regard thereto. Kideo shall promptly notify Lyons in writing of any infringements or imitations or unauthorized uses by others of the Proprietary Materials. Kideo shall not, without the prior written consent of Lyons, institute any suit or take any action on account of such infringements, Imitations or unauthorized uses.

            (e) Registration. In addition to those samples required to be delivered to Lyons pursuant to Paragraph 9(h). Kideo agrees to deliver to Lyons, as soon as available and free of cost, that number of each title of the Barney Books, together with (heir packaging, wrapping material, sales information and similar material, as required for trademark or copyright registration purposes. Any copyrights or trademarks with respect to the Barney Books shall be procured by and for the benefit of Lyons and at Lyons'


Publishing Agreement Between Lyons
Partnership, L.P. and Kideo Productions. Inc.
Page 8 of 19
Document No. 1870
expense. Kideo further agrees to promptly provide Lyons with the date of the first use in commerce of each of the Barney Books and any other information required to effect such registrations.

      11.   ADDITIONAL SPECIFICATIONS AND STANDARDS.

            (a) Compliance with Government and Industry Standards. Kideo represents and warrants that it will at all times comply with all federal, state and Local laws, regulations. rules and guidelines, and all voluntary industry standards relating or pertaining to the design, manufacture, sale, advertising, distribution or use of the Barney Books. Kideo shall comply with any regulatory agencies which shall have jurisdiction over the Barney Books and shall procure and maintain in force any and all permissions, certifications and other authorizations from governmental and other official authorities that may be required in relation thereto. Kideo further represents and warrants that each Barney Book and component thereof shall comply with all applicable laws, regulations, rules, guidelines and voluntary industry standards.

            (b) No Tie-Ins. Kideo shall not associate other characters or licensed properties with the Characters or other Proprietary Materials in any books, packaging, promotional or display materials or otherwise (by way of example only, personalized books featuring the characters Mickey Mouse or Lamb
Chop) unless Kideo receives Lyons' prior written approval. Kideo further agrees not to use or authorize any third party to use any of the Proprietary Materials on any business sign, business cards, stationery or forms, or as part of the name of Kideo business or any division thereof. Lyons acknowledges and accepts the use of Kideo's trademarked name and logo as currently used in its publishing business.

      12.   MANUFACTURING.

            (a) Production Facilities. Kideo agrees to promptly furnish Lyons with the addresses of Kideo's production facilities for, and the names and addresses of any third parties which manufacture, the Barney Books and related packaging and promotional materials, Lyons shall have the right at any time during regular business hours and at its own expense to inspect any such facilities for the purpose of enabling Lyons to determine whether Kideo is adhering to the requirements of this Agreement. Lyons shall maintain all information regarding Kideo production facilities as confidential and shall conduct any inspection in a reasonable manner such that no safety risks to the manufacturer result from such inspection.

            (b) Manufacture of Barney Books. Kideo shall manufacture and/or arrange for manufacture of the Barney Books by those vendors regularly used by Kideo, at Kideo's sole cost. In the event any such vendor is not a wholly-owned subsidiary of Kideo, Kideo shall, before authorizing such manufacture and before placing any Orders with the proposed manufacturer, obtain Lyons' approval. Kideo shall then have the


Publishing Agreement Between Lyons
Partnership, L.P. and Kideo Productions. Inc..
Page 9 of 19
Document No. 1870
proposed manufacturer sign, in duplicate original, an agreement in the form of Exhibit B attached hereto ("Manufacturer's Agreement"). Kideo shall deliver the original copies of the Manufacturer's Agreement signed by Kideo and the proposed manufacturer to Lyons, and Kideo shall obtain Lyons' signature on the Manufacturer's Agreement before the manufacture of the Barney Books by the proposed manufacturer. Kideo shall arrange for all invoices for the manufacturing of the Barney Books to be sent directly to Kideo.

           13.   ROYALTIES.

            (a) Calculation of Royalties. Kideo shall pay to Lyons as royalties (the "Royalties").

                  (i) On each Barney Book sold at Kideo's usual full direct price ("Direct Price"), an amount equal to ten percent (10%) of the Direct Price ("Direct Royalty"); and

                  (ii) On each Barney Book sold to a retailer, cataloger, or similar party at less than the Direct Price ("Retailer Price"), an amount equal to the Direct Royalty which would otherwise be payable, multiplied by the percentage obtained by dividing the Retailer Price by the Direct Price.

In no event shall the Royalties paid be less than the Minimum Royalty, as defined below. No costs incurred in the manufacture, sale, distribution, advertisement, or exploitation of the Barney Books shall be deducted from any Royalties payable to Lyons by Kideo. No deductions shall be made for uncollectible accounts. Except as expressly provided in this Agreement, no costs whatsoever shall be deducted for purposes of calculating the Royalties.

            (b) Minimum Royalty Defined. "Minimum Royalty" shall mean the sum of U.S.$ .90 for each Barney Book sold, regardless of whether sold at Direct Price or Retailer Price.

            (c) Accrual. Royalties shall accrue upon the sale of the Barney Books regardless of the time of collection by Kideo. For purposes of this Agreement, each Barney Book shall be considered "sold" on the date when such Barney Book is billed, invoiced, shipped or paid for, whichever event occurs first.

            (d) No Royalties shall be paid on copies of the Barney Books distributed free as samples or for review, publicity, promotion and like purposes so long as Kideo is in compliance with Section 7(c) of this Agreement.


      14. PRICING. After consultation between Lyons and Kideo, suggested prices for the Barney Books shall be established for the different Channels of Distribution.


Publishing Agreement 8ev"een Lyons
Partnership, L.P. and Kideo Productions. Inc.
Page 10 of 19
Document No. 1870

      15.   ROYALTY PAYMENT AND REPORTING.

            (a) Quarterly Payments. Kideo shall pay the Royalties in quarterly periods, ending on the last day of each March, June, September and December during the Term. Payments shall be received by Lyons within forty-five (45) days after the end of each quarterly period. All royalty payments shall be in United Stares dollars. Neither the expiration nor the termination of this Agreement shall relieve Kideo from its Royalty payment obligations.

            (b) Royalty Statement. At the time payment of Royalties is due, Kideo shall also furnish Lyons, on forms provided or approved by Lyons, a statement of the price of each Barney Book, the number of all Barney Books sold during the immediately preceding quarterly period, and any such other information as Lyons may reasonably require. Such statements shall be certified true and correct by a duly authorized officer of Kideo. Receipt or acceptance by Lyons of any statement furnished pursuant to this Agreement or of any sums paid hereunder shall not preclude Lyons from questioning the correctness thereof at any time, and any inconsistencies or mistakes in such statements or payments that are discovered shall immediately be rectified and the appropriate payments made by Kideo.

            (c) Audted Statement. On Lyons' demand, but not more than once in any calendar year period during the Term, Kideo shall, at its own expense, furnish to Lyons a detailed statement for the period specified by Lyons, certified by an independent certified public accountant, including, without limitation, the number of each of the Barney Books sold in each country of the Territory and as a total for the entire Territory. and the price of each.

            (d) Address for Payment. The statements and payments required pursuant to this Paragraph 15 shall be delivered to:

                       The Lyons Group
                       P.O. Box 910068
                       Dallas, TX 75391-0068

            (e) Interest Charges. Any payments which are made to Lyons after the due dare shall bear interest at the then current prime rate quoted by Lyons' bank (or the maximum rare permissible by law, if less than the current prime rate) from the dare such payments are due to the date of payment. Lyons' right to interest on late payments shall not preclude Lyons from exercising any of its other rights or remedies pursuant to this Agreement or otherwise with regard to Kideo's failure to make timely remittances.


Publishing Agreement Between Lyons
Partnership, L.P. and Kideo Productions. Inc.
Page 11 of 19
Document No. 1870

      16.   BOOKS AND RECORDS.

            (a) Maintenance, Inspection and Audit. Kideo shall keep, maintain and preserve, at Kideo's principal place of business, during the Term and for at least three (3) years thereafter, complete and accurate records and accounts covering all transactions relating to this Agreement. All such records and accounts shall be maintained in accordance with generally accepted accounting principles consistently applied. Such records and accounts shall be available for inspection and audit, including the taking of extracts or copies as Lyons deems necessary, at any time or times during reasonable business hours and upon reasonable written notice by Lyons or its nominees; but not more than once during each calendar year of the Term. Kideo agrees not to cause or permit any interference with any such inspection and audit All information gained in the course of any inspection or audit shall be treated as confidential business information of Kideo.

            (b) Effect of Exercise of Audit Rights. The exercise by Lyons, in whole or in part, at any time of the right to inspect and audit records and accounts or any other right granted herein, shall be without prejudice to any rights or remedies of Lyons and shall not preclude or prevent Lyons from thereafter disputing the accuracy of any statement or payment.

            (c) Deficiency.~. if Lyons causes an inspection and audit to be instituted which discloses a deficiency between the amount found to be due to Lyons and the amount actually received or credited to Lyons, Kideo shall be responsible for payment of the deficiency, together with interest thereon at a rate equal to two percent (2%) above the then current prime rare quoted by Lyons' bank (or the maximum rare permissible by law, if less than the foregoing) from the date such amount became due until the date of payment. If such deficiency is at least equal to the greater of (i) the Royalty due for any quarterly period and (ii) the sum of $2500.00, United States dollars, Kideo shall also reimburse Lyons for its reasonable costs and out-of pocket expenses of such inspection and audit.

      17. WARRANTIES AND REPRESENTATIONS. Lyons and Kideo each represents and warrants to the other as follows:

            (a) It has full power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby;

            (b) The making of this Agreement does nor, and during the Term will not, violate or conflict with any agreements, rights or obligations binding on or affecting it;


Publishing Agreement Between Lyons
Partnership, L.P. and Kideo Productions. Inc.
Page 12 of 19
Document No. 1870

            (c) This Agreement has been duly and properly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation enforceable in accordance with its terms; and

            (d) There is not pending or, to its knowledge, threatened against it any action. sun or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that purports to draw into question, or is likely to affect, the legality, validity or enforceability of this Agreement or its ability to perform its obligations under this Agreement.

      l8.   ADDITIONAL REPRESENTATIONS.

            (a) Lyons' Additional Representation. Lyons represents and warrants to Kideo that no materials specifically provided by Lyons to Kideo pursuant to this Agreement do or will violate the right of privacy or publicity, or defame, or violate, or infringe any copyright, trademark, common law, or any other proprietary right(s) of any person or entity.

            (b) Kideo's Additional Representation. Kideo represents and warrants to Lyons that none of the Barney Books nor any element thereof, including but not limited to the "personalized" elements, except materials specifically provided by Lyons to Kideo pursuant to this Agreement, do or will violate the right of privacy or publicity or defame or violate any copyright, trademark, common law, or any other proprietary right(s) of any person or entity.

      19. TERMINATION. The following rights are without prejudice to any other rights which Lyons may have either pursuant to this Agreement, in law, equity or otherwise.

            (a) Lyons' Immediate Right of Termination. Lyons shall have the right to immediately terminate this Agreement on written notice:

                  (i) If Kideo manufactures, sells, markets or distributes any Barney Books containing or otherwise used in connection with the Proprietary Materials or promotional or packaging material relating thereto without Lyons' prior approval as provided for by this Agreement or continues to manufacture, sell, market or distribute any such Barney Books or promotional or packaging material relating thereto after receipt of notice from Lyons disapproving such items;

                  (ii) If Kideo fails to either (A) allow Lyons to inspect Kideo's or its authorized manufacturers' facilities or (B) obtain prior authorization by Lyons of any third party manufacturers in accordance with Paragraph 11 of this Agreement;


Publishing Agreement Between Lyons
Partnership, L.P. and Kideo ProductionS, Inc.
Page 13 OF 19
Document No. 1870

                  (iii) If Kideo breaches any provision of this Agreement relating to the unauthorized assertion of rights in the Proprietary Materials, including, without limitation, the distribution or sale of the Barney Books or the use of any promotional or packaging material which does not contain appropriate trademark and/or copyright notices;

                  (iv) If Kideo fails to obtain or maintain product liability insurance as required by this Agreement;

                  (v) If Kideo breaches any provision of this Agreement prohibiting Kideo from directly or indirectly arranging for the manufacture by third parties, assigning, transferring. sublicensing, delegating or otherwise encumbering this Agreement or any of its rights or obligations;

                  (vi) If Kideo tails to make timely payment of Royalties or submissions of royalty statements when due two or more times during any twelve-month period; or

                  (vii) If Kideo or any of its officers, directors, employees, agents or affiliates takes any action in connection with the manufacture, sale, distribution or advertising of the Barney Books or the promotional and packaging materials which damages or reflects adversely upon Lyons and/or the Proprietary Materials.

            (b) Right to Terminate on Notice. Without prejudice to any other rights or remedies available to either party, either party may terminate this Agreement in the event of a material breach hereof by the other, effective on thirty (30) days' prior written notice; provided that, during such thirty (30) day notice period, the party in breach fails to cure the breach to the reasonable satisfaction of the non-breaching party.

      20.   EFFECT OF TERMINATION.

            (a) Fulfillment of Pre-termination Orders. Neither Kideo nor Kideo's successors or permitted assigns shall have any right whatsoever after the effective date of termination to manufacture, sell, ship, market, distribute or otherwise use the Barney Books. However, Kideo shall complete the manufacture and delivery of only such work-in-progress as is necessary to fill bonafide binding orders accepted by Kideo prior to the termination of this Agreement

            (b) Return of Duplication Materials. Book Materials. Within ten (10) business days following the expiration or termination of this Agreement, Kideo shall (i) turn over all Duplication Materials and Book Materials to Lyons, and
(ii) give evidence satisfactory to Lyons of the destruction of all promotional and packaging materials. Lyons, at its election shall have the right to have its representative observe such destruction. Lyons shall have the right, but not the obligation, to purchase all or any


Publishing Agreement Between Lyons
Partnership, L.P. and Kideo Productions, Inc.
Page 14 of 19
Document No. 1870
part of Kideo's then existing promotional and packaging material relating thereto at Kideo's actual manufacturing cost for same. Kideo shall be responsible to Lyons for any damages caused by the unauthorized use or sale, by Kideo or others, of the Duplication Materials or any Barney Books or other materials not turned over to Lyons.

            (c) Reversion of Rights. From and after the expiration or termination of this Agreement, all rights granted to Kideo under this Agreement shall forthwith revert to Lyons, and Kideo shall refrain from any use of the Proprietary Materials.

            (d) Injunctive Relief.. Kideo acknowledges that its failure to cease the manufacture, sale, marketing, distribution or other use of the Barney Books or the promotional and packaging material relating thereto immediately when and as provided herein, will result in immediate and irreparable damage to Lyons and to the rights of any subsequent Kideo of Lyons. Kideo acknowledges and agrees that there is no adequate remedy at law for failure to cease such activities and that, in the event of such failure, Lyons shall be entitled to injunctive relief and such other relief as any court with jurisdiction may deem just and proper.

      21.   INDEMNITY.

            (a) Each party assumes liability for, and shall indemnity, defend, protect, save and hold the other harmless from and against, any and all claims, actions, suits, costs, liabilities, judgments, obligations, losses, penalties, damages and expenses (including reasonable legal fees and expenses) of whatsoever kind or nature arising out of any breach or alleged breach by such party of any of its warranties, representations, covenants or obligations made pursuant to this Agreement. (l~) To seek or receive indemnification hereunder:

                  (i) The party seeking indemnification must have promptly notifid the other of any claim or litigation of which it is aware to which the indemnification relates; and

                  (ii) The party seeking indemnification must have afforded the other the opportunity to approve any compromise, settlement, litigation, or other resolution or disposition of such claim or litigation; provided that, if such other party fails reasonably to approve any such compromise, settlement, litigation or other resolution or disposition of such claim or litigation, such other party shall be obligated to defend any such claim or litigation for the benefit of the party seeking indemnification; and

                  (iii) The party seeking indemnification must cooperate fully with the other in connection with defending such claim.


Pub1ishing Agreement Between Lyons
Partnership, L.P. and Kideo Productions, Inc.
Page 15 of 19
Document No. 1870

      22. INSURANCE. Kideo shall, at its own expense, obtain and maintain, during the Term and for three (3) years thereafter, standard comprehensive general liability coverage for bodily injury, property damage and personal injury, from a qualified insurance carrier acceptable to Lyons. Said coverage shall include broad form contractual liability as well as product liability insurance, and shall be no less than Three Million United States Dollars ($3,000,000.00) per claim, and shall name Lyons (including its parents, affiliates, partners, subsidiaries, officers, employees, agents and representatives) as additional insured. Kideo shall, promptly upon the execution of this Agreement, furnish Lyons a certificate of insurance stating thereon the limits of liability, the period of coverage, the parties insured (including Kideo and Lyons), and the insurer's agreement not to terminate or materially modify such insurance without notifying Lyons, in writing, at least thirty (30) days before such termination or modification. Coverage shall be on an occurrence basis. The existence of liability insurance shall not mitigate, alter or waive the indemnity provisions of Paragraph 21.

      23. NOTICES. All notices, requests, demands and communications, other than statements and payments of Royalties, required or permitted under this Agreement shall be in writing and shall be deemed delivered at die time of delivery if personally delivered or transmitted via facsimile, the next business day following deposit with a reputable courier service for overnight delivery, or five business days following deposit in the U.S. mail, certified mail postage pre-paid, addressed as follows:

       (a)    if to Lyons:                     With a copy to:
              Lyons Partnership, L.P.          Lyons Partnership, L.P.
              ATTN: Executive Vice President   ATTN: Vice President
              Suite 1600                         Legal & Business Affairs
              2435 N. Central Expressway       Suite 1600
              Richardson, Texas 75080          2435 N. Central Expressway
              Facsimile: 972-390-6001          Richardson, Texas 75080
                                               Facsimile: 972.390-6001
       (b) If to Kideo:

              Kideo Productions, Inc.
              ATTN: Richard Bulman
              611 Broadway
              New York, NY 10012
              Facsimile: 212-505-2142

Either party may from time to time change its address by notice to the other specifying a new address.


Publishing Agreement Between Lyons
Partnership, L.P. and Kideo Productions, Inc.
Page 16 of 19
Document No. 1870

      24. INDEPENDENT CONTRACTOR. Kideo is an independent contractor and not an agent, partner, joint venturer, franchisee, affiliate or employee of Lyons. No fiduciary or franchise relationship exists between the panics. Neither party shall be liable for any debts, accounts, obligations or other liabilities of the other, its agents or employees. Kideo shall have no authority to obligate or bind Lyons in any manner. Lyons has no proprietary interest in Kideo and has no interest in the business of Kideo, except to the extent set forth in this Agreement.

      25. BINDING EFFECT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their permitted assigns.

      26. CONFIDENTIALITY. Each party may, during the Term of this Agreement, have access to certain procedures, technical data, proprietary information and trade secrets of the other party and its affiliates (collectively, the "Confidential information"). Neither party shall use, disclose or otherwise permit any person or entity access to any of the Confidential Information; provided that, each party may disclose such portions of the Confidential Information to its agents or employees who have a reasonable need to know such information in connection with its performance hereunder. Each party understands that it is not allowed to sell, license or otherwise exploit any products or services which embody, in whole or in part, any Confidential Information.

      27. GOVERNING LAW; JURISDICTION. THIS AGREEMENT AND THE LEGAL RELATIONSHIP BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE iNTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE TRIED AND LITIGATED ONLY IN THE DISTRICT COURT OF THE STATE OF TEXAS LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS OR, IF JURISDICTIONALLY SUFFICIENT, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, AND EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS THE PERSON OF SUCH PARTY TO THE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING.

      28. SEVERABILITY; HEADINGS. Each term and provision of this Agreement constitutes a separate and distinct undertaking, covenant, term and provision hereof In the event that any term or provision of this Agreement shall be determined to be unenforceable, invalid or illegal in any respect, such unenforceability. invalidity or illegality shall not affect any other term or provision of this Agreement, but this Agreement shall be construed as if such unenforceable, invalid or illegal term or provision had never been contained herein. If any term or provision of this Agreement


Publishing Agreement Between Lyons
Partnership, L.P. and Kideo Productions, Inc.
Page 17 of 19
Document No. 1870
shall for any reason be held to be excessively broad as to time, duration, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the maximum extent permitted under applicable law as it shall then exist. Headings of paragraphs herein are for convenience only and are without substantive significance.

      29. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding among the panics hereto with respect to the subject matter hereof and supersedes all prior agreements, commitments, arrangements, negotiations or understandings, whether oral or written, between the parties with respect thereto, There are no agreements, covenants, undertakings, representations or warranties with respect to the subject matter of this Agreement other than those expressly set forth or referred to herein.

      30. FORCE MAJEURE. Neither Kideo nor Lyons shall be liable for failure to perform hereunder resulting from, directly or indirectly, or contributed to by reason of fire, flood, epidemic, earthquake, explosion, accident, or other act of God ("Force Majeure"), or by virtue of war, blockade, embargo, act of a public enemy, civil disturbance, labor dispute (or threatened dispute), strike lockout, inability to secure sufficient labor, essential commodities, necessary equipment or adequate transportation facilities, applicable law, or any other disruptive events beyond such party's reasonable control; provided that, if a party's failure to perform continues for more than ninety (90) days, the other party shall have the right, upon written notice, to terminate this Agreement.

      31. RIGHTS CUMULATIVE. Except as expressly provided in this Agreement, and to the extent permitted by law, any remedies described in this Agreement are cumulative and not alternative to any other available remedies.

      32. AMENDMENT; WAIVER. Neither this Agreement, nor any of the terms or provisions hereof, may be amended, modified, supplemented or waived, except by a written instrument signed by the parties hereto (or, in the case of a waiver, by the party granting such waiver). No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. No failure of either party hereto to insist upon strict compliance by the other party with any obligation, covenant, agreement or condition contained in this Agreement shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in a manner consistent with the requirements for a waiver of compliance as set forth in this Paragraph 32.


Publishing Agreement Between Lyons
Partnership, L.P. and Kideo Productions, Inc.
Page 18 of 19
Document No. 1870

      IN WITNESS WHEREOF, Lyons and Kideo have caused this Agreement to be executed by their authorized representatives effective as of the date first set forth above.

KIDEO PRODUCTIONS, [NC.                  LYONS PARTNERSHIP, L.P.
                                         By Rhenclid, Inc., Its General Partner


By: /s/ Richard L. Bulman                By: /s/ Timothy A. Clott
    -------------------------------         ---------------------------------
Printed Name: Richard L. Bulman             Timothy A. Clott
Its:          President & CEO               Executive Vice President


Publishing Agreement Between Lyons
Partnership, L.P. and Kideo Productions, Inc.
Page 19 of 19
Document No. 1870

                                    EXHIBIT A

                                 Barney(R) Books

          Format                          Titles                     Publication Date
          ------                          ------                     ----------------

24 page, case bound cover,     Three, titles to be mutually        To be mutually agreed
  diecut, personalized                 agreed upon.              upon. The first book shall
                                                                 be published no later than
                                                                         April 1998.

    KIDEO PRODUCTIONS, INC.              LYONS PARTNERSHIP, L.P.
                                         By Rhenclid, Inc., Its General Partner


By: /s/ Richard L. Bulman           By: /s/ T Clott
    ---------------------------         -----------------------------
Printed Name: Richard L. Bulman         Timothy A. Clott
Its: President & CEO                    Executive Vice President


Exhibit A to Publishing Agreement Between
Lyons Partnership, L.P. and Kideo Productions, Inc.
Page 1 of 1
Document No. 1870

                                   EXHIBIT B

                            MANUFACTURER'S AGREEMENT

      THIS MANUFACTURER'S AGREEMENT is made pursuant to the Publishing Agreement ("Agreement") between LYONS PARTNERSHIP, L.P.("Lyons") and the undersigned KIDEO PRODUCTIONS, INC. ("Kideo"), a copy of which is attached hereto and made a part hereof.

__________________________________ (full name) at _________________________
(principal address) ("Manufacturer") desires to manufacture and sell to Kideo the following books bearing certain of Lyons' Proprietary Materials:
______________________ (the "Barney Books"). Such Barney Books shall be manufactured only at (full address):___________________________________________
In consideration of Lyons' approval of the manufacture by Manufacturer of the Barney Books utilizing the Proprietary Materials listed in Paragraph 6 of the Agreement, at the locations listed above, the parties agree as set forth below.

      1. Manufacturer acknowledges the validity of and Lyons' sole title to the Proprietary Materials. Manufacturer agrees that its right to manufacture the Barney Books utilizing the Proprietary Materials is in all respects subject to the terms and conditions in the Agreement, including, but not limited to, the termination provisions and restrictions on the use of the Proprietary Materials. Manufacturer agrees that the provisions of the Agreement shall take precedence over and supersede any agreements between Kideo and Manufacturer.

      2. Manufacturer and Kideo acknowledge that Manufacturer's manufacture of any Barney Books is subject to Lyons' prior written approval, and may not proceed prior o Lyons' execution of this Agreement.

      3. Manufacturer will (a) not manufacture the Barney Books to the order of anyone other than Kideo; (b) invoice only Kideo; (c) not ship to anyone other than Kideo; and (d) not manufacture after the expiration, or (if applicable) the earlier termination of the Agreement. Manufacturer agrees that its manufacture of Barney Books shall give Manufacturer no right to use the Proprietary Materials in any manner whatsoever or to sell Barney Books utilizing the Proprietary Materials except as specifically provided in this Agreement and/or beyond the expiation or (if applicable) the earlier termination of the Agreement.

      4. Manufacturer will not subcontract manufacture of any of the Barney Books or any component thereof utilizing the Proprietary Materials.


Exhibit B to Publishing Agreement Between
Lyons Partnership, L.P. and Kideo Productions, Inc.
Page 1 of 3
Document No. 1870

      5. Manufacturer will not manufacture any merchandise or other materials whatsoever utilizing the Proprietary Materials, other than the Barney Books.

      6. Without in any way limiting the terms and provisions of the Agreement, Manufacturer shall:

            (a) use only materials certified by the United States and/or applicable stare or other municipal agencies as acceptable for importing into and distribution and use within and throughout the United States;

            (b) use only materials and processes which meet or exceed any and all applicable safety, quality, performance and flammability requirements of the United States, each state of the United States and industry standards and guidelines: and

            (c) perform all inspections and testing necessary to ensure that all Barney Books manufactured and sold pursuant to this Agreement meet or exceed all of the foregoing requirements, standards and guidelines.

      7. Manufacturer will permit Kideo and/or Lyons' authorized representatives at any time to inspect Manufacturer's activities, premises, accounting books and invoices relevant to Manufacturer's manufacture and supply of the Barney Books.

      8. Manufacturer will keep confidential its manufacture of the Barney Books, including, without limitation, Manufacturer will not publish or cause the publication of pictures or other representations of any of the Barney Books and/or the Proprietary Materials in any publication or promotional material, nor advertise that Manufacturer is permitted to manufacture the Barney Books.

      9. Upon notification of the expiration or termination of the Publishing Agreement. Manufacturer will immediately cease manufacturing the Barney Books and (a) immediately deliver to Lyons or Lyons' authorized representatives, at no cost to Lyons. any and all films, copies, molds, plates, engravings and other devices used to manufacture the Barney Books or any component thereof or reproduce the Proprietary Materials, as well as any Barney Books or any component thereof remaining in Manufacturer's possession; or (b) upon Lyons' written instructions to do so, immediately destroy such items as Lyons may direct, and deliver to Lyons a written certificate of destruction signed by an officer or principal of Manufacturer.

      10. Nothing herein will be construed so as to make Manufacturer a party to or third party beneficiary of the Agreement and Manufacturer will look solely to Kideo for payment and/or other compensation in respect of the manufacture of the Barney Books. It is specifically acknowledged that this Agreement is not and shall not constitute a license from Lyons to Manufacturer, and Manufacturer shall derive no rights hereunder to manufacture any products whatsoever utilizing the Proprietary Materials or any of Lyons'


Exhibit B to Publishing Agreement Between
Lyons Partnership, L.P. and Kideo Productions, Inc.
Page 2 of 3
Document No. 1870
proprietary rights except as expressly provided pursuant to this Agreement. Manufacturer will have no claim against and hereby releases Lyons in respect of any such payment and/or any Barney Books and/or the Agreement. Furthermore, if Kideo's rights to use the Proprietary Materials expire or terminate, Manufacturer agrees to make no claim against Lyons for any reason whatsoever.

      11. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING TN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE TRIED AND LITIGATED ONLY IN THE DISTRICT COURT OF TUE STATE OF TEXAS LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS, OR IF JURISDICTIONALLY SUFFICIENT, TILE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, AND EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS THE PERSON OF SUCH PARTY TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. MANUFACTURER IRREVOCABLY APPOINTS _________________ (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT_____________________ AS ITS AGENT UPON WHOM PROCESS AGAINST IT MAY BE SERVED.


LYONS PARTNERSHIP, L.P.                     ____________________________________
By Rhenclid, Inc., Its General Partner     MANUFACTURER


By                                         By:
   ----------------------------------         ----------------------------------
    Timothy A. Clott                       Printed Name:________________________
    Executive Vice President               Title: ______________________________

Date: ______________________               Date: _______________________________

                                           K1DEO PRODUCTIONS. INC.


                                           By: _________________________________
                                           Printed Name: _______________________
                                           Date:________________________________
---------------------------


Exhibit B to Publishing Agreement Between
Lyons Partnership, L.P. and Kideo Productions, Inc.
Page 3 of 3
Document No. 1870